Exhibit 23.3(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated November 19, 2012, relating to the consolidated financial statements and financial statement schedule of The Laclede Group, Inc. and subsidiaries, and the effectiveness of The Laclede Group, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Laclede Group, Inc. for the year ended September 30, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

St. Louis, Missouri

August 6, 2013

Exhibit 23.3(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated November 19, 2012, relating to the financial statements and financial statement schedule of Laclede Gas Company, and the effectiveness of Laclede Gas Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Laclede Gas Company for the year ended September 30, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

St. Louis, Missouri

August 6, 2013